Exhibit 99.1

Capricor Presents Safety and Preliminary Efficacy Results From ALLSTAR Phase I Clinical Trial at TCT 2014

LOS ANGELES, September 18, 2014 – Capricor Therapeutics, Inc. (OTCBB: CAPR), a biotechnology company focused on developing novel therapeutics for the treatment of cardiovascular diseases, presented an abstract entitled “ALLogeneic Heart STem Cells To Achieve Myocardial Regeneration (ALLSTAR): The Six Month Phase I Safety Results” with an oral presentation by Dr. Raj R. Makker, M.D., of Cedars-Sinai Medical Center, at the Transcatheter Cardiovascular Therapeutics (TCT) conference at the Walter E. Washington Convention Center, Washington, DC on September 16, 2014.

The first-in-human Phase I ALLSTAR trial was designed to test the safety and feasibility of intracoronary infusion of allogeneic cardiosphere-derived cells (CAP-1002) in patients with a previous anterior myocardial infarction (MI), within the prior 12 months, with infarct (scar) size >15% by MRI.

MRI data collected on the patients in the open-label dose-escalation study revealed that those patients who would be included in the Phase II clinical study, by virtue of dose and tissue type compatibility, show an increase in ejection fraction by 5.2% and a relative reduction in scar size of 20.7% at 12-month follow-up. The presentation highlighted that intracoronary infusion of allogeneic cardiosphere-derived cells (CAP-1002) appear to be safe and on track for demonstrating efficacy. Ongoing safety follow-up of Phase I subjects continues to reflect a favorable profile. The presentation of the available 12-month data will be held at a meeting of the American Heart Association on November 15-19, 2014 in Chicago, Illinois. Phase I was funded in large part by a grant received from the NIH. Phase II, which is currently enrolling, is funded with the support of the California Institute for Regenerative Medicine. The overall primary efficacy endpoint of Phase II will be scar size reduction at one year.

“We are pleased to have been selected to present results of our Phase I ALLSTAR trial at TCT,” said Capricor CEO, Linda Marbán, Ph.D. “Our Phase I study, indicates we are on track with both safety and feasibility, and favorable efficacy data continues to be compiled. We are also grateful to all the clinical investigators at Cedars-Sinai Heart Institute, The Minneapolis Heart Institute and The Scripps Research Institute, who continue to conduct our innovative clinical trials.”

About Capricor Therapeutics

Capricor Therapeutics, Inc. (CAPR), a publicly traded biotechnology company, is focused on the development of novel therapeutics to prevent and treat heart disease. The Company has two leading product candidates: CAP-1002 and Cenderitide. The Company was formed through the November 2013 merger between Capricor, Inc., a privately held company whose mission is to improve the treatment of heart disease by commercializing cardiac stem cell therapies for patients, and Nile Therapeutics, Inc., a clinical-stage biopharmaceutical company developing innovative products for the treatment of cardiovascular diseases. For additional information visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor’s product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; future royalty streams, and any other statements about Capricor’s management team’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact our business are set forth in our Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 31, 2014, in our Amendment No. 1 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on May 23, 2014, and in our Form 10-Q for the quarter ended June 30, 2014, as filed with the Securities and Exchange Commission on August 14, 2014. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

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For more information, please contact:

Capricor Therapeutics, Inc.
AJ Bergmann, Vice President of Finance

+1-310-358-3200
abergmann@capricor.com

ProActive Capital Group

Kirin Smith, COO

+1-646-863-6519

ksmith@ProActiveCapital.com

www.ProActiveCapital.com